Exhibit 99.1
Press Release – MeridianLink Announces Pricing of Secondary Offering of 6,906,015 Shares by Certain Selling Stockholders and Related Common Stock Repurchase
Costa Mesa, Calif., Feb. 7, 2024 —MeridianLink, Inc. (the “Company”) (NYSE: MLNK), a leading provider of modern software platforms for financial institutions and consumer reporting agencies, today announced the pricing of the previously announced underwritten secondary offering of 6,906,015 shares of its common stock (the “Offering”) by certain of its existing stockholders (the “Selling Stockholders”), at a public offering price of $19.00 per share, which represents an increase of 406,015 shares from the previously announced size of the Offering. The pricing took place on February 6, 2024. The Selling Stockholders have granted the underwriters a 30-day option to purchase up to an additional 675,000 shares at the public offering price, less underwriting discounts and commissions. The Offering consists entirely of shares of the Company’s common stock to be sold by the Selling Stockholders, with 4,500,000 shares to be offered to the public and 2,406,015 shares to be repurchased by the Company pursuant to the Stock Repurchase (as defined below). The Company will not receive any proceeds from the sale of the shares being offered by the Selling Stockholders. The Offering is expected to close on February 9, 2024, subject to customary closing conditions.
In connection with the Offering, the Company intends to purchase from the underwriters 2,406,015 shares of the Company’s common stock at a price per share equal to the price per share at which the underwriters purchase shares of the Company’s common stock in the Offering (the “Stock Repurchase”). The Company intends to fund the Stock Repurchase with existing cash on hand.
Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as lead book-running managers for the Offering. BofA Securities, Barclays and Raymond James & Associates, Inc. are acting as book-running managers, and William Blair, BTIG, Nomura Securities International, Inc., Stifel, Blaylock Van, Samuel A. Ramirez & Company, Inc., Roberts & Ryan Investments, Inc. and Tigress Financial Partners LLC are acting as co-managers.
The Offering is being made pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-276336), which was filed with the Securities and Exchange Commission (“SEC”) on December 29, 2023 and became effective on January 8, 2024. The Offering will be made only by means of a prospectus supplement and the accompanying base prospectus. A preliminary prospectus supplement and accompanying base prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying prospectus will be filed with the SEC. Alternatively, copies of the preliminary prospectus supplement, once available, and the accompanying base prospectus may be obtained by contacting: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at 800-831-9146; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.
Forward-Looking Statements
This press release contains statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, these statements can be identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions, although not all forward-looking statements contain these identifying words. Further, statements describing our strategy, outlook, guidance, plans, intentions, or goals are also forward-looking statements. These forward-looking statements reflect our predictions, expectations, or forecasts, including, but not limited to, statements regarding the Offering and Stock Repurchase on the anticipated terms or at all; market conditions; the satisfaction of customary closing conditions related to the Offering and Stock Repurchase; and the expected closing of the Offering and Stock Repurchase. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, changes in market and economic condition and in the selling stockholders’ plan of Offering, as well as those risks set forth in Item 1A. Risk Factors, or elsewhere, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, any updates in our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K, and our other SEC filings, including the prospectus and prospectus supplement pursuant to which the Offering will be made. These forward-looking statements are based on reasonable assumptions as of the date hereof. The plans, intentions, or expectations disclosed in our forward-looking statements may not be achieved, and you should not rely upon forward-looking statements as predictions of future events. We undertake no obligation, other than as required by applicable law, to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
Press Contact
Becky Frost
(714) 784-5839
media@meridianlink.com
Investor Relations Contact
Gianna Rotellini
(714) 332-6357
InvestorRelations@meridianlink.com